CONSENT OF INDEPENDENT AUDITOR


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04042) pertaining to the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan and in the related Prospectus of our report dated June 30, 1997, with respect to the financial statements of the Wilmington Trust Corporation 1996 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended May 31, 1997.




                                   /s/ Ernst & Young LLP


August 25, 1997
Philadelphia, Pennsylvania